As filed with the Securities and Exchange Commission on June 4, 2007

Registration Statement No. 333-142102

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 ON FORM S-8

TO REGISTRATION STATEMENT ON FORM S-4

Under

The Securities Act of 1933

WELLS FARGO & COMPANY

(Exact name of registrant as specified in its charter)

Delaware	6712	41-0449260
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

420 Montgomery Street

San Francisco, California 94163

866-878-5865

(Address, including zip code, and telephone number,

including area code. of registrant’s principal executive offices)

Placer Sierra Bancshares 2002 Stock Option Plan

Southland Capital Co. 2002 Stock Option Plan

(Full title of plans)

James M. Strother

Executive Vice President and General Counsel

Wells Fargo & Company

420 Montgomery Street

San Francisco, California 94163

415-396-1793

(Name, address, including zip code, and telephone

number, including area code, of agent for service)

Copy to:

Robert J. Kaukol

Wells Fargo & Company

MAC C7300-126

1740 Broadway

Denver, Colorado 80274

303-863-2731

This Post-Effective Amendment No. 1 on Form S-8 shall become effective immediately upon filing with the Securities and Exchange Commission.

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 on Form S-8 covers shares of the Registrant’s common stock originally registered on its Registration Statement on Form S-4 (File No. 333-142102) that may be issued pursuant to options granted under the plans identified above and converted into options to purchase the Registrant’s common stock in connection with the merger involving the Registrant and Placer Sierra Bancshares.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents filed with the Securities and Exchange Commission (the “Commission”) by the Registrant (File No. 001-02979) pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated herein by reference:

•

Annual Report on Form 10-K for the year ended December 31, 2006, including information specifically incorporated by reference into the Form 10-K from the Registrant’s 2006 Annual Report to Stockholders and the Registrant’s definitive Notice and Proxy Statement for the Registrant’s 2007 Annual Meeting of Stockholders;

•	Quarterly Report on Form 10-Q for the quarter ended March 31, 2007;

•

Current Reports on Form 8-K filed January 8, 2007, January 16, 2007, January 24, 2007, January 25, 2007, January 26, 2007, March 19, 2007, March 28, 2007, April 17, 2007, April 27, 2007, May 17, 2007, May 25, 2007, and May 31, 2007; and

•

the description of the Registrant’s common stock contained in Exhibit 99(e) to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2003, including any amendment or report filed to update such description.

All documents filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act subsequent to the date hereof and prior to the filing of a post-effective amendment that indicates all securities offered have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference herein and to be a part hereof from the date of such filing. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein or in any other subsequently filed document that also is, or is deemed to be, incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part hereof.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

Not applicable.

Item 6.	Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law authorizes indemnification of directors and officers of a Delaware corporation under certain circumstances against expenses, judgments and the like in connection with an action, suit or proceeding. Article Fourteenth of the Registrant’s Restated Certificate of Incorporation provides for broad indemnification of directors and officers.

Item 7.	Exemption from Registration Claimed.

Not applicable.

Item 8.	Exhibits.

See Exhibit Index.

Item 9.	Undertakings.

(a) The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the Registration Statement as of the date the filed prospectus was deemed part of and included in the Registration Statement; and

(B)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of

1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 on Form S-8 to Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on June 4, 2007.

WELLS FARGO & COMPANY

By:	/s/ Richard M. Kovacevich
Richard M. Kovacevich
Chairman and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 on Form S-8 to Registration Statement on Form S-4 has been signed on June 4, 2007, by the following persons in the capacities indicated:

/s/ Richard M. Kovacevich	Chairman and Chief Executive Officer
Richard M. Kovacevich	(Principal Executive Officer)

/s/ Howard I. Atkins	Senior Executive Vice President and
Howard I. Atkins	Chief Financial Officer
(Principal Financial Officer)

/s/ Richard D. Levy	Executive Vice President and Controller
Richard D. Levy	(Principal Accounting Officer)

LLOYD H. DEAN SUSAN E. ENGEL ENRIQUE HERNANDEZ, JR. ROBERT L. JOSS REATHA CLARK KING RICHARD M. KOVACEVICH RICHARD D. McCORMICK CYNTHIA H. MILLIGAN NICHOLAS G. MOORE	PHILIP J. QUIGLEY DONALD B. RICE JUDITH M. RUNSTAD STEPHEN W. SANGER JOHN G. STUMPF SUSAN G. SWENSON MICHAEL W. WRIGHT	A majority of the Board of Directors*

*	Richard M. Kovacevich, by signing his name hereto, does hereby sign this document on behalf of each of the directors named above pursuant to powers of attorney duly executed by such persons.

/s/ Richard M. Kovacevich
Richard M. Kovacevich
Attorney-in-Fact

INDEX TO EXHIBITS

Exhibit Number	Description
4.1	Restated Certificate of Incorporation of Wells Fargo & Company, incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed September 28, 2006.

4.2	Certificate of Designations for Wells Fargo & Company’s 2007 ESOP Cumulative Convertible Preferred Stock, incorporated by reference to Exhibit 3(a) of the Registrant’s Current Report on Form 8-K filed March 19, 2007.

4.3	Certificate Eliminating the Certificate of Designations for Wells Fargo & Company’s 1997 ESOP Cumulative Convertible Preferred Stock, incorporated by reference to Exhibit 3(b) of the Registrant’s Current Report on Form 8-K filed March 19, 2007.

4.4	By-Laws of Wells Fargo & Company, incorporated by reference to Exhibit 3 to the Registrant’s Current Report on Form 8-K filed December 4, 2006.

5	Opinion of Robert J. Kaukol as to the legality of the shares to be issued.

23.1	Consent of Robert J. Kaukol (included in Exhibit 5.1).

23.2	Consent of KPMG LLP.

24	Powers of Attorney.*

*	Previously filed with Registration Statement No. 333-142102, on April 13, 2007.